Execution Copy

Loan Agreement

Dated as of October 5, 2010

By and between:
HOMI Industries Ltd, an Israeli company, #512805193, whose address for the purposes of this Agreement shall be Maof Building, 35 HaMaskit Street, Herzliya Pituach, Israel; Fax: +972-9-9728626, e-mail: jackronnel@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, 6/2 HaSitvanit Street, Bet Shemesh 99552, Israel, Fax: +972-2-9997993, e-mail: Mail@ReifLaw.com (“HOMI”); duly represented by its Directors - Mr Daniel Cohen and Mr Jacob Ronnel as per the attached letter of confirmation by HOMI’s lawyer.

And:
TOMWOOD LIMITED, a BVI company with a registered office at Vanterpool Plaza, 2nd floor, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, and whose correspondence address for the purposes of this Agreement shall be at 8, rue Eynard, 1205, Geneva, Switzerland, represented by Isaac Elbaz, email: ielbaz@bluewin.ch (“Lender”);

Whereas:
HOMI is engaged in the development, manufacture, marketing, sale, lease, supply, installation and/or outsource operation of minibars, including HOMI® 330 and HOMI® 232 models, and/or external dry-sections and/or other current/future in-room refreshment dispensing and/or display devices of various types and sizes (“Minibars” and “HOMI Activities”, respectively); and

Whereas:
In the context of HOMI Activities, HOMI manufactures and/or purchases, and installs Minibars, and incurs considerable capital expenditure in this regard, for which it is  interested in obtaining financing in the form of a loan; and

Whereas:
HOMI would like to take a loan from Lender, to be used only for the Specific Purpose, as defined below, and Lender would like to grant a loan to HOMI, to be used only for the Specific Purpose, which will be repaid in accordance with and subject to the terms and conditions set forth herein;

Therefore, the parties have made condition and agreed as follows:

1.	The Loan

1.1	Upon the terms and conditions set forth in this Agreement, Lender agrees to loan to HOMI the principal amount of USD 2,000,000 (two million US Dollars) (the “Loan”).

1.2
The Loan will, subject to the provisions of Section 4.5 below, be made available to HOMI in four instalments of USD 500,000 each. The first instalment was received by HOMI on 3 October 2010, and the next three instalments will be made available to HOMI on 1 January 2011, 1 April 2011 and 1 July 2011, by means of SWIFT wire transfer to HOMI’s account No. 725000/52 at Bank Leumi, branch No. 809. IBAN: IL690108090000072500052, in US Dollars.

The Lender’s bank debit advice shall constitute conclusive evidence as to the date and the amount paid to HOMI

2.	Interest

Interest will accrue on the entire outstanding balance of the Loan (actually funded to HOMI but not yet repaid by HOMI), commencing as of the funding of the first installment of the Loan (the “Loan Date”), at the rate of 10% per annum (the “Interest”). HOMI undertakes to pay the Interest on a quarterly basis, commencing one quarter after the Loan Date and ending upon the full repayment of the Loan.

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3.	Repayment

3.1	HOMI undertakes to repay the entire Loan, in the manner set forth below.

3.2
Borrower shall repay the Loan in 8 (eight) consecutive, quarterly payments, commencing as of 30 September 2013 and ending on 30 June 2015. During the period from the Loan Date to 30 September 2013, HOMI will make only Interest payments, pursuant to Section 2 above, without repayment of Loan principal.

4.	Specified Purpose of Loan

4.1
The Parties hereby confirm and agree that Lender has agreed to grant the Loan for the sole purpose of manufacturing and/or purchasing, and installing, Minibars, and performing the logistics required in connection with these activities, including run-in of new installations, debugging of new installations and such like, which actions may be performed by HOMI and/or by one or more of its subsidiaries and/or affiliates (the “Specified Purpose”).

4.2	HOMI hereby undertakes to use the Loan solely for the Specified Purpose and not to use any part of the Loan for any purpose other than the Specified Purpose.

4.3
In order to prevent the need for complex and costly auditing and accounting in order to compute the exact cost of each Minibar purchased and/or manufactured and/or installed within the context of the Specified Purpose, it is hereby agreed that, for the purposes of apportioning the Loan to the Specified Purpose, the cost to HOMI of each such Minibar is hereby established, by mutual consent of the Parties, to be USD 450 for a HOMI® 330 or equivalent, USD 200 for a HOMI® 232 purchased from BestBar and USD 60 for an external dry section (etray).

4.4
HOMI hereby recognizes and acknowledges that Lender’s consent to make the Loan to HOMI in accordance with the terms hereof is inter alia subject to and in reliance upon HOMI’s undertaking as set forth in Section 4.2 above, which is a fundamental condition of this Agreement.

4.5
In view of HOMI’s undertaking to use the Loan solely for the Specified Purpose, and in light of the difficulty in forecasting the precise timing according to which HOMI will require the Loan funds, it is hereby agreed that HOMI will be entitled to postpone one or more of the instalments of the Loan, or change the amount to be loaned in such instalment, by means of 21 day’s prior written notice to Lender, provided however, that the balance of the Loan will be drawn down by HOMI no later than 1 July 2011, and the total aggregate amount loaned to HOMI will not exceed USD 500,000 as of 1 October 2010, and will not exceed USD 1,000,000 as of 1 January 2011, and will not exceed USD 1,500,000 as of 1 April 2011 and will equal USD 2,000,000 as of 1 July 2011.

4.6
Within a reasonable time after the use of the Loan funds, HOMI shall keep informed the Lender of the quantities and the locations (country, town, hotel) of the Minibars purchased and/or manufactured and/or installed within the context of the Specified Purpose, per Lender’s requests from time to time.

5.	Conversion

5.1
At any time and from time to time during a period commencing as of the Loan Date and ending on 29 September 2013, Lender shall be entitled, but not obliged, in its discretion, to convert all or any part of the principal sum of the Loan (the full amount of USD 2,000,000) into shares of the common stock of Hotel Outsource Management International, Inc. (“HOMI Inc.”), in accordance with the provisions of this Section 5.

5.2
For a conversion occurring no later than 29 September 2012, the conversion will be at a price per share of $0.06, for a maximum of 33,333,333 shares (if the entire Loan is converted during that period). For a conversion occurring between 29 September 2012 and 29 September 2013, the conversion will be at a price per share of $0.08, for a maximum of 25,000,000 shares (if the entire Loan is converted during that period).

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HOMI Industries – Tomwood limited
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5.3
Conversion will be by means of written notice by Lender to HOMI, stating the amount of Loan that is being converted. Within 30 days of receiving such notice, HOMI shall procure that HOMI Inc will issue to Lender, or to Lender’s order, the applicable quantity of shares of HOMI Inc.’s common stock.

5.4
Upon the issue to Lender, or to Lender’s order or to any person or legal entity that Lender shall indicate of the applicable quantity of shares of HOMI Inc.’s common stock, any part of the Loan that had already been funded and converted by Lender will be deemed repaid in full by HOMI.

6.	Events of Default

The occurrence and continuation of any of the following events shall be considered an Event of Default upon the occurrence of which the entire unpaid balance of the Loan, and all reasonable costs of collection, including reasonable attorney fees and expenses, shall become immediately due and payable:

6.1
HOMI shall fail to make any payment which it is obliged to make under the terms of this Agreement and such failure is not fully remedied within thirty (30) days of HOMI’s receiving written notice from Lender of the occurrence thereof;

6.2
for the avoidance of doubt it is hereby stipulated and emphasized that it is the fundamental obligation and undertaking of HOMI to repay the Loan, in its entirety, and to pay on time the Interest as per Section 2 and failure by HOMI to repay the Loan in its entirety, including Interest payment on time as per Section 2, shall be considered an Event of Default, regardless of the reason for such failure;

6.3
HOMI shall default in the performance of any material covenant or obligation contained herein and such default is not remedied within thirty (30) days of HOMI’s receiving written notice from Lender of the occurrence thereof;

6.4	HOMI uses and/or attempts and/or permits use of the Loan, or any part thereof, for any purpose other than the Specified Purpose;

6.5
any representation or warranty made by or on behalf of HOMI to Lender, howsoever in connection with the Loan and/or this Agreement, shall at any time prove to have been materially incorrect or misleading;

6.6
any judgment materially affecting the ability of HOMI to repay the Loan and pay the Interest shall be entered against HOMI or any attachment, levy or execution against a substantial portion of its properties shall remain unpaid, or shall not be released, discharged, dismissed, suspended or stayed for a period of thirty (30) days or more after its entry, issue or levy, as the case may be;

6.7
any proceedings seeking to declare HOMI bankrupt, or insolvent, or seeking liquidation, winding up, reorganization, arrangement with creditors, composition of debts or any other similar proceedings shall be initiated against HOMI, and such proceeding shall not be dismissed within thirty (30) days;

6.8	any event shall occur materially adversely affecting the ability of HOMI to repay the Loan under the terms of this Agreement.

7.	Security and Collateral

7.1
As security and collateral for the full and timely repayment of the Loan pursuant to this Agreement, HOMI will, promptly upon receipt of the Loan or part of it, and at the latest within 3 weeks after payment by the Lender and installation of the Minibars purchased with said Loan funds, take all action necessary on its part to encumber the Minibars purchased with the Loan by registering a first degree fixed charge over such Minibars, in favour of the Lender and will take such action as is required in order to give this fixed charge full effect, including by means of its being reported and registered with the appropriate authorities in Israel and, to the extent applicable and possible under the laws of such other countries, in any other country in which the Minibars are actually installed, with a copy to Lender. Such fixed charges will be removed in stages, as the Loan is repaid, and the last of such charges will be removed when the Loan has been repaid in full, and Lender will cooperate with HOMI in the cancellation and removal of the fixed charges as above.

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7.2
Upon the occurrence of an Event of Default, and for as long as said Event of Default remains uncured, Lender may, without prejudice to any and all other rights, remedies and/or relief to which Lender may be entitled by law, exercise and realize any and all security interests and/or collateral granted to Lender by HOMI pursuant to the terms hereof, including the security and collateral as set forth in Section 7.1 above, without in any way derogating from HOMI’s obligation to pay to Lender any and all sums still owed by HOMI to Lender pursuant to the terms hereof even after said actions by the Lender.

7.3
HOMI hereby recognizes, acknowledges and agrees that Lender may, at any particular time, hold various forms of security and/or collateral in respect of the Loan, whether received from HOMI or from any third party, including the security and collateral as set forth in Section 7.1 above (all such security and collateral being termed hereinafter, the “Collateral”), and that Lender’s rights herein with respect to the security and collateral as set forth in Section 7.1 above shall remain in full force and effect regardless of, and in addition to, any other Collateral then held by Lender, and Lender shall have full and absolute discretion as to the order and/or nature in which it exercises and/or realizes its rights in the Collateral, if at all, and as to the timing of any such exercise and/or realization, and HOMI hereby waives any and all claims, demands and/or actions, of any kind whatsoever, against Lender, in this regard.

7.4
HOMI undertakes, from time to time forthwith upon a Lender’s demand, in order to guarantee Lender’s rights with respect to any current and/or and future creditors, to take any action and sign any instrument and/or form and/or agreement as per Lender’s request, in the event Lender and/or HOMI believes that any laws by which it or its assets are bound require such action or signature in order to accord full validity to the Collateral, against the whole world.

HOMI’s undertakings as set forth in this Section are fundamental conditions of this Agreement.

8.	HOMI’s General Covenants

8.1
HOMI shall keep proper records and books of account in accordance with generally accepted accounting principles consistently applied, and shall maintain, preserve and keep all of its properties and assets in good working order and condition, subject to ordinary wear and tear.

Commencing as of the Loan Date and until such time as the Loan is fully repaid with all Interest, Lender will be entitled, at its own cost and no more than twice per annum, within 7 days from the time the request is being made, to inspect such portions of the books of accounts of HOMI that are relevant to this Agreement, subject to delivery of written non-disclosure undertakings and subject to any other restrictions that may be applicable in view of the fact that HOMI is a subsidiary of a public company which is subject to SEC regulations.

8.2
HOMI shall conduct its affairs in such manner as is appropriate for the subsidiary of a public company whose shares are traded on the New York OTCBB, and in accordance with all laws and regulations by which it is bound.

9.	Representations and Warranties

HOMI hereby represents and warrants to Lender as follows:

9.1
that it is duly organized and existing under the laws of the jurisdiction in which it was incorporated, with the requisite corporate or other power to own and operate its properties and assets, and to carry on its business as presently conducted and to execute and perform its obligations under this Agreement;

9.2
that this Agreement is valid and binding upon it and it is bound by it and obliged to act in accordance with its terms; and that the execution and performance by it of this Agreement, and compliance therewith, and the consummation of the transactions contemplated by this Agreement will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any document, other obligation, law, regulation or order to which it is or will be party or by which it is or will be bound;

9.3
that all actions on its part and on the part of its directors, required for the authorization, execution, and performance by it, of this Agreement, and the consummation of all the transactions contemplated herein, have been obtained.

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10.	Miscellaneous

No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties.

The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. The headings used in this Agreement are for convenience of reference only and will not be used in the construction of this Agreement. Any use of the word “including” in this Agreement shall be construed as meaning “including, without limitation”, unless expressly stipulated to the contrary. All pronouns contained herein, and any variations thereof, shall be deemed equally to refer to the masculine, feminine or neutral, singular or plural, as the context may require.

No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance.

 In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect.

 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces any previous agreements between the Parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof.

HOMI shall not be entitled to assign or transfer, in any way, the rights and/or undertakings thereof according to this Loan Agreement.

This Agreement shall be governed by and interpreted in accordance with English law.

Any dispute, controversy or claim arising out of or in connection with this Agreement and everything in connection thereto, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the LCIA London Court of International Arbitration Rules, by 1 (one) arbitrator, mutually agreed upon by the Parties, (the “Arbitrator”), in case the parties fail to mutually agree on the said Arbitrator, the Arbitrator will be selected in accordance with the said Rules.

Notices sent by one Party to the other under this Agreement will be sent by registered mail to the addresses specified in the Preamble, delivered by hand, transmitted by fax, or sent by e-mail or other electronic means of communication and will be deemed to have reached their destination within 3 days of being deposited with the Post Office for dispatch as registered mail (7 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax, e-mail or other electronic means of communication. This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the Parties have executed this

Loan Agreement on the date first above written:
_______________________________ HOMI Industries Ltd	________________________________ TOMWOOD LIMITED

We, Hotel Outsource Management International, Inc., confirm and agree to abide by the provisions of Section 5 of this Agreement above.

                __________________________________________
                Hotel Outsource Management International, Inc.